Exhibit 21.1

Vertex Pharmaceuticals (San Diego) LLC, a Delaware limited liability company

Vertex Pharmaceuticals (North America) LLC, a Delaware limited liability company (1)

Vertex Securities Corporation, a Massachusetts corporation

Vertex Pharmaceuticals (Cayman) Limited, a Cayman Islands company

Vertex Holdings, Inc., a Delaware corporation

Vertex Pharmaceuticals (Europe) Limited, a United Kingdom company (2)

Vertex Global Pharmaceuticals Holdings (Canada) Limited, a British Columbia company

Vertex Pharmaceuticals (Canada) Incorporated, a Canadian company (3)

Vertex Pharmaceuticals (Switzerland) Sàrl, a Swiss company

Vertex Pharmaceuticals (Ireland) Limited, an Irish company (4)

Vertex Pharmaceuticals (U.K.) Limited, a United Kingdom company

Vertex Pharmaceuticals (France) SAS, a French company

Vertex Pharmaceuticals (Germany) GmbH, a German company

(1) a subsidiary of Vertex Pharmaceuticals (San Diego) LLC

(2) a subsidiary of Vertex Holdings, Inc.

(3) a subsidiary of Vertex Global Pharmaceuticals Holdings (Canada) Limited

(4) a subsidiary of Vertex Pharmaceuticals (Switzerland) Sàrl